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                         NOTICE OF GUARANTEED DELIVERY

Ladies and Gentleman:

    The undersigned hereby surrenders to Mellon Investor Services LLC, the Exchange Agent, upon the terms and subject to the conditions set forth in the Election Form/Letter of Transmittal and related instructions, receipt of which are hereby acknowledged, the number of shares of common stock of Expedia, Inc. specified below pursuant to the guaranteed delivery procedure set forth below.

(Please type or print)                                             SIGN HERE
Certificate Nos. (if available):

Number of shares:
                                                                 Signature(s)

                                                 Dated:
                   Name(s)
                   Address

Daytime Area Code(s) and Telephone Number(s)
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                         GUARANTEED DELIVERY PROCEDURE

    In order for an election to be effective, Mellon Investor Services LLC, the Exchange Agent, must receive a properly completed Election Form/Letter of Transmittal, accompanied by certificates representing shares of common stock of Expedia, Inc. currently held by you (or a proper guarantee of delivery, as described below), no later than 5:00 p.m. (Eastern Time) on December 17, 2001, the date of the annual meeting (the "ELECTION DEADLINE"). Persons whose certificates are not immediately available also may make an election by completing the Election Form/Letter of Transmittal (or a facsimile thereof) and submitting it and a Notice of Guaranteed Delivery properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock
Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion
Program (subject to the condition that the certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent no later than 5:00 p.m. (Eastern Time) on the date TWO BUSINESS DAYS after the Election
Deadline (the "GUARANTEED DELIVERY DEADLINE")) to the Exchange Agent by the
Election Deadline.

    If the Exchange Agent does not receive a properly completed Election
Form/Letter of Transmittal, accompanied by all stock certificates, by the
Election Deadline (unless a Notice of Guaranteed Delivery has been properly completed and delivered by the Election Deadline and such certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), the
shareholder's shares of Expedia common stock will be treated as if no election to receive Expedia Class B common stock in respect of those shares had been made and as a result those shares will remain outstanding following the merger and receive new Expedia warrants pursuant to the terms of the merger.
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                               DELIVERY GUARANTEE
                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

    THE UNDERSIGNED IS A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION
OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER
ASSOCIATION OR OTHER ENTITY WHICH IS AN "ELIGIBLE GUARANTOR INSTITUTION", AS
SUCH TERM IS DEFINED IN RULE 17AD-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED (EACH OF THE FOREGOING CONSTITUTING AN "ELIGIBLE INSTITUTION"),
GUARANTEES THE DELIVERY TO THE EXCHANGE AGENT OF THE SHARES SURRENDERED HEREBY,
IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES SURRENDERED
HEREBY HAVE BEEN DELIVERED PURSUANT TO THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET
FORTH IN THIS NOTICE OF GUARANTEED DELIVERY INTO THE EXCHANGE AGENT'S ACCOUNT AT
THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY
EXECUTED ELECTION FORM/LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF) AND ANY
OTHER REQUIRED DOCUMENTS ALL BY THE GUARANTEED DELIVERY DEADLINE.

    The Eligible Institution that completes this Form must communicate the guarantee to the Exchange Agent and must deliver the Election Form/Letter of Transmittal and certificates representing shares of Expedia common stock to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Authorized Signature:
                           Name:
                       (Please Print)

Title:
Name of Firm:
                          Address:
                    (Including Zip Code)

Area Code and Telephone Number:
Date:

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